Exhibit 23.13

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the current Registration Statements on Form S-8 (File Nos. 333-266227, 333-269490, 333- 274241, 333-277101 and 333-284755) and Form S-3 (File Nos. 333- 273195, 333- 269029 and 333-280018) and future Registration Statements (collectively, including any amendments or supplements thereto, the “Registration Statements”) of the Company.

Paterson & Cooke USA, Ltd. is an author of the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (the “Expert Report”) originally prepared for Ivanhoe Electric Inc.

Paterson & Cooke USA, Ltd. understands that the Company wishes to make reference to its name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). Paterson & Cooke USA, Ltd. further understands that the Company wishes to use extracts and/or information from the Expert Report in the Form 10-K. Paterson & Cooke USA, Ltd. further understands that the above items as included in the Form 10-K will be incorporated by reference in the Registration Statements. Paterson & Cooke USA, Ltd. has been provided with a copy of the Form 10-K and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements Paterson & Cooke USA, Ltd. does hereby consent to:

•	•
•the use of, and references to, its name, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that were prepared by Paterson & Cooke USA, Ltd., that Paterson & Cooke USA, Ltd. supervised the preparation of and/or that Paterson & Cooke USA, Ltd. has reviewed and approved.

Paterson & Cooke USA, Ltd. also confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: February 23, 2026

By:	/s/ Paterson & Cooke USA, Ltd.
     Paterson & Cooke USA, Ltd.